UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2009

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-2979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s annual meeting of stockholders held on April 28, 2009, stockholders approved an amendment to Section 4.1 of the Company’s Long-Term Incentive Compensation Plan (LTICP), which plan permits a committee of the Company’s Board of Directors to grant awards in the form of stock options, stock appreciate rights (SARs), restricted stock, restricted share rights, performance shares, performance units or stock awards to eligible directors and team members, to (i) authorize an additional 150 million shares of the Company’s common stock to be available for awards under the LTICP, and (ii) count each share issued under awards other than options or SARs against the number of shares available for awards under the LTICP as two shares instead of three and one-half shares. The foregoing description of the amendment to the LTICP is qualified in its entirety by reference to the full text of the LTICP, as amended on April 28, 2009, a copy of which is filed as Exhibit 10(a) to this report and incorporated herein by reference.

The Company’s named executive officers participate in the Company’s non-qualified Supplemental Cash Balance Plan and Supplemental 401(k) Plan (collectively, the “Supplemental Plans”), which restore certain retirement benefits lost due to (i) various limitations imposed by the Internal Revenue Service (IRS) on contributions and/or eligible compensation in the Company’s qualified retirement plans, and (ii) deferrals of compensation under the Company’s Deferred Compensation Plan. On April 28, 2009, the Company’s Board approved amendments to freeze the Supplemental Plans effective as of July 1, 2009. As a result of the amendments, there will be no new participants in the Supplemental Plans and no additional benefits will accrue to participants after June 30, 2009, except to the extent additional benefit accruals may be necessary in 2009 to account for 2009 compensation deferrals under the Deferred Compensation Plan and/or the impact of any IRS-imposed limitations related to the Company’s qualified Cash Balance Plan. The foregoing description of the Supplemental Plans is qualified in its entirety by reference to the full text of the Supplemental Plans, copies of which are filed as Exhibits 10(b) and (c), respectively, to this report and are incorporated herein by reference.

Item 8.01.	Other Events.

The Company held its annual meeting of stockholders on April 28, 2009. At the meeting, stockholders elected all 19 of the directors nominated by the Board of Directors and ratified the appointment of KPMG LLP as independent auditors for 2009. Each director received a greater number of votes cast “for” his or her election than votes cast “against” his or her election. Stockholders approved the compensation of the Company’s named executive officers as disclosed in the Company’s 2009 proxy statement and the amendment to the LTICP, and did not approve the two stockholder proposals presented at the meeting, as follows:

Proposal to Approve a Non-Binding Advisory Resolution Regarding the Compensation of the Company’s Named Executives

For	Against	Abstentions	Broker Non-Votes
3,400,103,857	176,518,053	86,899,138	N/A

Proposal to Approve an Amendment to the Company’s Long-Term Incentive Compensation Plan

For	Against	Abstentions	Broker Non-Votes
2,114,115,130	985,312,415	21,822,848	542,270,655

Stockholder Proposal Regarding a By-Laws Amendment to Require an Independent Chairman

For	Against	Abstentions	Broker Non-Votes
952,307,141	2,108,895,555	60,047,697	542,270,655

Stockholder Proposal Regarding a Report on Political Contributions

For	Against	Abstentions	Broker Non-Votes
719,820,122	1,925,869,627	475,560,644	542,270,655

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10(a)	Long-Term Incentive Compensation Plan, as amended through April 28, 2009.

10(b)	Supplemental Cash Balance Plan, as amended through April 28, 2009.

10(c)	Supplemental 401(k) Plan, as amended through April 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2009	WELLS FARGO & COMPANY

	By:	/s/ Julie M. White
Julie M. White
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10(a)	Long-Term Incentive Compensation Plan, as amended through April 28, 2009.

10(b)	Supplemental Cash Balance Plan, as amended through April 28, 2009.

10(c)	Supplemental 401(k) Plan, as amended through April 28, 2009.